FOR IMMEDIATE RELEASE

RCS Capital Corporation Announces

Second Quarter 2013 Operating Results Ahead of Projections;

Initiates 2013 Earnings Guidance of $3.96 to $4.53 per Share on a Consolidated Pre-Tax Basis

New York, New York, July 25, 2013 – RCS Capital Corporation (NYSE: RCAP) (“RCAP” or the “Company”) announced today its operating results for the quarter ended June 30, 2013, including net income and earnings per share for the period from June 10, 2013 (the closing date of its initial public offering) through June 30, 2013. Operating highlights are provided below. All per share results are provided on a fully diluted basis.

“On the heels of our successful initial public offering completed in mid-June, we are pleased to announce across the board outperformance by our operating divisions, confirming the opportunity we identified in the direct investment channel to become the preeminent full-service investment bank in the industry,” stated William M. Kahane, Chief Executive Officer of RCAP. “Each of the Company’s operating divisions, including securities sales, investment banking, transaction management and our transfer agent are executing on their respective business plans and are all on pace to exceed 2013 projections. Our investment banking division worked on transactions worth $13.7 billion, further solidifying our position as the leading mergers and acquisitions advisor in the industry. Total equity capital raised by our wholesale broker-dealer was well above our estimates, reinforcing our role as the market leader.”

Michael Weil, Chairman of Realty Capital Securities (“RC Securities”), added, “We are excited by the traction we are experiencing in raising equity capital for our independently sponsored programs, as well as our new generation of investment products. Witness the fact that RC Securities has raised $4.5 billion in the first 6 months of Calendar 2013, 41.6% of total equity capital raised in the entire direct investment real estate channel, according to Robert A. Stanger & Co., Inc.”

Second Quarter and Year-to-Date Operating Highlights

•	Revenues: Generated revenues of $230.0 million for the second quarter, an increase of 5% compared to the first quarter and 186% compared to the three months ended June 30, 2012. Year-to-date revenues of $448.6 million increased 285% compared to the six months ended June 30, 2012;
•	Investment Banking: Advised on $2.3 billion and $8.4 billion of closed capital markets and mergers and acquisitions transactions for the three and six months ended June 30, 2013, respectively ($7.6 billion and $13.7 billion in those respective periods, including announced and closed transactions), generating revenues of $4.5 million and $8.0 million for the three and six months ended June 30, 2013, respectively (such transactions involved parties under common ownership with the Company);
•	Equity Capital Raised: Raised $2.3 billion and $4.5 billion through securities sales for the three and six months ended June 30, 2013, respectively, surpassing 2013 year-to-date projections by approximately 20%;

•	Operating Income: Generated $26.6 million of operating income, or $1.00 per share, for the three months ended June 30, 2013, and $53.4 million, or $2.01 per share, for the six months ended June 30, 2013. Net income attributable to RCS Capital Corporation after non-controlling interests from June 10, 2013 (closing date of the initial public offering) to June 30, 2013 was $0.2 million, or $0.08 per share[1];

“Consolidated earnings for the six months ended June 30, 2013, are significantly ahead of plan,” commented Brian S. Block, RCAP’s Chief Financial Officer. “We generated operating income of $53.4 million or, $2.01 per share, through the end of the second quarter (consolidated operating results are inclusive of non-controlling interests). We are initiating 2013 earnings guidance at this time, estimating full year 2013 earnings between $3.96 to $4.53 per share, or $105.0 million to $120.0 million, on a pre-tax basis (consolidated operating results are inclusive of non-controlling interests).”

“RCAP continues to identify a number of strategic acquisition targets that are very attractive and complementary to our existing businesses,” noted Nicholas S. Schorsch, RCAP’s Chairman. “We have a robust pipeline of opportunities that will enable us to build out our financial services footprint in a meaningful way, synergistic with our other businesses. The current environment continues to present a unique moment in time to consolidate financial services firms and add to our growing suite of investment solutions.”

The table below presents certain results under GAAP as well and non-GAAP (“adjusted”) financial measures:

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012

	(unaudited, in thousands except per share amounts or as otherwise noted)

Equity Capital Raised from Direct Investment Programs (amounts in billions)	2.3	2.2	0.9	4.5	1.2

Investment Banking Transaction Value (amounts in billions)	2.3	6.1	-	8.4	-

Consolidated Financial Results

Segment Revenues

Wholesale Broker Dealer	220,791	211,844	79,465	432,635	115,655

Transaction Management	2,371	2,271	-	4,642	-

Investment Banking	4,480	3,490	925	7,970	925

Transfer Agent	2,375	1,025	-	3,400	-

Operating income (loss)	26,604	26,747	2,147	53,351	(35)

Net income attributable to RCS Capital Corporation (June 10, 2013 (closing date of IPO) to June 30, 2013)	202	-	-	202	-

Basic and diluted earnings per share[1] (after-tax)	0.08	n/a	n/a	0.08	n/a

Adjusted[2] Financial Results

Adjusted EBITDA[3] (pre-tax)	26,641	26,780	2,194	53,421	39

Adjusted net income	15,803	15,888	1,275	31,690	(21)

Adjusted earnings per share[4] (after-tax)	0.60	0.60	0.05	1.20	(0.00)

__________________

1 Per share measures are based on the number of shares of Class A common stock outstanding for the period from June 10, 2013 (the closing date of the initial public offering) through June 30, 2013.

2 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures at the end of the press release.

3 EBITDA represents earnings before interest, tax, depreciation and amortization expense.

4 Per share measures assumes that 2,500,000 shares of Class A and 24,000,000 Class B common stock were outstanding for all periods presented.

Revenues for the three months ended June 30, 2013 increased $149.6 million, or 186%, to a record $230.0 million, as compared to $80.4 million for the three months ended June 30, 2012. Revenues for the six months ended June 30, 2013 increased $332.1 million, or 285%, to a record $448.6 million, as compared to $116.6 million for the six months ended June 30, 2012. Revenue growth was driven by an increase in equity capital raised for our affiliated and non-affiliated direct investment programs. In addition, RCAP saw a substantial pick up in mergers and acquisitions activity. During the second quarter, our national network of broker-dealers selling our active direct investment programs increased by 41 firms, to 285 firms as compared to 244 as of March 31, 2013. The aggregate value of mergers and acquisitions closed during the second quarter was $2.3 billion compared to $6.1 billion for the quarter ended March 31, 2013. Additionally, the aggregate value of M&A transactions announced but not closed during the quarter was $5.3 billion.

Operating Results by Division

Wholesale Broker-Dealer

RCAP’s wholesale broker-dealer division focuses on the distribution of affiliated and non-affiliated direct investment programs, an affiliated business development company and affiliated alternative strategy mutual funds. Our broker-dealer is the leader in the wholesale distribution of publically registered non-traded real estate and business development investment programs, with a market share of 41.6% as of June 30, 2013 according to industry authority Robert A. Stanger & Co., Inc. This represents a market share more than double that of the next largest real estate-focused, multiproduct distributor.

Wholesale broker-dealer revenues for the three months ended June 30, 2013 increased by $141.3 million, or 178%, to $220.8 million, as compared to $79.5 million for the three months ended June 30, 2012. For the six months ended June 30, 2013, revenues increased $317.0 million, or 274%, to $432.6 million compared to $115.6 million for the six months ended June 30, 2012.

Transaction Management

RCAP’s transaction management division focuses on providing services to affiliated and non-affiliated direct investment programs, publicly traded REITs and their sponsors. These services include: offering registration and blue sky filings, regulatory advice with respect to regulatory body registration maintenance, transaction management, marketing support, due diligence advice and related meetings, events, training and education, conference management and strategic advice in connection with liquity events and other strategic transactions.

Transaction management revenues for the three months ended June 30, 2013 were $2.4 million, an increase of 4% compared to the three months ended March 31, 2013. Revenues for the six months ended June 30, 2013 were $4.6 million. Transaction management began operations in January 2013; therefore, comparable results for earlier periods are not applicable.

Investment Banking

RCAP’s full service investment banking and capital markets division focuses on the alternative investment sector, a channel that tends to be underserved by other investment banks. RCS Capital specializes in providing strategic and financial advice to non-traded investment programs and their sponsors, which could include advising on the following: (1) the structure and development of new programs; (2) merger and acquisition transactions; (3) liquidity alternatives; and (4) debt and equity capital raising.

Revenues for the three months ended June 30, 2013 were $4.5 million, an increase of 28% compared to the three months ended March 31, 2013. Revenues for the six months ended June 30, 2013 were $8.0 million. Investment banking revenues were derived from transactions involving entities under common ownership with the Company. Investment banking substantially began operations in January 2013; therefore, comparable results for earlier periods are not applicable.

Transfer Agent

RCAP’s transfer agency division provides registrar and record-keeping services to affiliated and non-affiliated direct investment programs. These services include share transfer execution, issuance and cancellation in connection with offerings conducted by issuers.

The transfer agent began operations in January 2013; therefore, comparable results for prior periods are not applicable. Beginning in March 2013, services performed by a third party began transitioning to the transfer agent. This “insourcing” is expected to be completed in the third quarter of 2013, further supporting the strategy for better service and profitable growth. Transfer agent revenues for the three months ended June 30, 2013 were $2.4 million, an increase of 132% compared to the three months ended March 31, 2013. Revenues for the six months ended June 30, 2013 were $3.4 million. Together with the third party vendor, the transfer agent provided transfer agency services to 157,931 accounts for the three months ended June 30, 2013 compared to 119,894 accounts for the three months ended March 31, 2013.

2013 Full Year Earnings Guidance

RCAP revised its projected 2013 operating income, which is expected to range from $3.96 to $4.53 per share, on a pre-tax basis, and is inclusive of non-controlling interests ($2.35 to $2.69 per share on after –tax basis), reflecting an increase of approximately 74% over the estimated $2.43 per share, or $1.44 per share on an after-tax basis, compared to earlier projections.

Conference Call

RCAP will be hosting its second quarter 2013 conference call and webcast on Thursday, July 25, 2013 at 11:00 AM ET. Nicholas S. Schorsch, Chairman, William M. Kahane, Chief Executive Officer, and Brian S. Block, Chief Financial Officer, will conduct the call. Conference call details are as follows:

Live Conference Call and Webcast Details

Domestic Dial-In Number: 1-888-317-6016

International Dial-In Number: 1-412-317-6016

Canada Dial-In Number: 1-855-669-9657

Webcast: http://www.rcscapital.com/Q2 2013Earningscall/

*Participants should dial in 10-15 minutes early.

Conference Call Replay Details

Domestic Dial-In Number: 1-877-344-7529

International Dial-In Number: 1-412-317-0088

Conference ID: 10031643

Date Available: July 25, 2013 (one hour after the end of the conference call) to August 2, 2013 at 9:00 AM ET.

About RCAP

RCAP is a publicly traded Delaware holding company listed on the New York Stock Exchange that was recently formed to operate and grow businesses focused on the direct investment industry. RCAP holds a direct economic interest in RC Securities, a FINRA registered wholesale broker-dealer and an investment banking and capital markets business, American National Stock Transfer, LLC, an SEC registered transfer agent, and RCS Advisory Services, LLC, a transaction management services business. Additional information about RCAP can be found on its website at www.rcscapital.com.

Important Notice

The statement in this press release include statements regarding the intent, belief or current expectations of RCAP and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of RCAP’s prospectus. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Investor Inquiries:

Anthony J. DeFazio	Brian S. Block, EVP & CFO
DDCworks	RCS Capital Corporation
tdefazio@ddcworks.com	bblock@arlcap.com
Ph: 484-342-3600	Ph: 866-904-2988

RCS Capital Corporation and Subsidiaries

Condensed Consolidated Statement of Financial Condition

(unaudited; in thousands)

	June 30,	December 31,
	2013	2012
ASSETS
Cash	$73,966	$12,683
Receivables:
Commission and dealer manager fees	2,093	1,355
Reimbursable expenses	8,820	1,551
Other Receivables	47	-
Due from parent	740	-
Property and equipment, net	355	113
Investment in Securities	10,061	-
Prepaid expenses and other assets	1,258	509
Total assets	$97,340	$16,211

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	2,248	1,303
Accrued expenses	11,847	4,175
Payable to broker-dealers	9,341	5,007
Deferred revenue	4,082	-
Distributions payable	450	-
Income taxes payable	271	-
Management fee payable	678	-
Total liabilities	28,917	10,485

Class A Common Stock, $0.001 par value, 100,000,000 shares authorized, 2,500,000 shares issued and outstanding as of June 30, 2013 and no shares authorized, issued or outstanding as of December 31, 2012	3	-
Class B Common Stock, $0.001 par value, 100,000,000 shares authorized, 24,000,000 shares issued and outstanding as of June 30, 2013 and no shares authorized, issued or outstanding as of December 31, 2012	24	-
Additional paid-in capital	42,884	-
Accumulated other comprehensive income	6	-
Retained earnings	-	-
Member's equity	-	5,726
Total stockholders' equity	$42,917	$5,726
Non-controlling interest	25,506	-
Total liabilities and stockholders' equity	$97,340	$16,211

Condensed Consolidated Statements of Operations

(unaudited; in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
REVENUES
Commissions	$135,969	$51,509	$269,703	$74,685
Dealer manager fees	84,709	27,630	162,101	40,278
Investment banking advisory services	4,480	925	7,970	925
Transfer agency revenue	2,351	-	2,930	-
Services revenue	2,303	222	4,994	533
Reimbursable expenses	195	73	935	122
Other	9	31	14	37
Total revenues	230,016	80,390	448,647	116,580

EXPENSES
Third-party commissions	135,972	51,504	269,708	74,680
Third-party reallowance	21,703	7,947	42,228	11,133
Internal commissions, payroll and benefits	30,590	11,952	58,360	18,552
Conferences and seminars	7,249	4,861	12,254	7,578
Travel	1,203	1,103	2,423	3,027
Marketing and advertising	1,760	119	3,221	152
Professional fees	1,134	412	1,964	817
Data processing	1,892	-	2,343	-
Outperformance bonus	105	-	105	-
Incentive fee	22	-	22	-
Management fee	678	-	678	-
Other	1,105	345	1,990	676
Total expenses	203,413	78,243	395,296	116,615
Operating income (loss)	26,603	2,147	53,351	(35)
Provision for income taxes	160	-	160	-
Consolidated net income	26,443	2,147	53,191	(35)
Less: Net Income - non-controlling interests	26,241	2,147	52,989	(35)
Net income attributable to RCS Capital Corporation (June 10, 2013 (closing date of IPO) to June 30, 2013)	$202	$-	$202	$-
Per Share Data
Net Income per share attributable to RCS Capital Corporation	$0.08	n/a	$0.08	n/a
Weighted average shares used in basic and diluted net income per share	2,500,000		2,500,000

Non-GAAP Financial Measures

The Company’s management uses non-GAAP measures (referred to as “adjusted”) of net income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for dividends. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance. Moreover, Company management believes that this presentation enables meaningful comparison of RCAP’s financial performance in prior periods.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures, The Company’s non-GAAP measures are as follows:

•	Adjusted EBITDA represents the earnings before interest, taxes and depreciation and amortization, measured before non-controlling interest.
•	Adjusted EBITDA per share represents the “adjusted EBITDA” per share on a pre-tax basis. The weighted average shares were calculated assuming the shares have been issued for all periods presented.
•	Adjusted net income represents the impact to operating income before non-controlling interest on an after-tax basis. Although the non-controlling interest is not subject to tax, the Company estimates the tax impact for comparative purposes.
•	Adjusted earnings per share represents the “adjusted net income” per share. The weighted average shares were calculated assuming the shares have been issued for all periods presented.

Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures

(unaudited)

	Three Months Ended			Six Months Ended
(in thousands except for per share amounts or as otherwise noted)	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Net income attributable to RCS Capital Corporation (GAAP) (after-tax)	$202	$-	$-	$202	$-
Add back: Net income (loss) attributable to non-controlling interest	26,241	26,747	2,147	52,989	(35)
Add back: Provision for income taxes	160	-	-	160	-
Add back: Depreciation expense	37	33	47	69	74
Adjusted EBITDA (Non-GAAP) (pre-tax)	$26,640	$26,780	$2,194	$53,420	$39

Operating income (loss) (GAAP) (pre-tax)	$26,604	$26,747	$2,147	$53,351	$(35)
Less: Estimated provision for income taxes on non-controlling interest	(10,642)	(10,859)	(872)	(21,501)	14
Less: Provision for income taxes	(160)	-	-	(160)	-
Adjusted net income (Non-GAAP) (after-tax)	$15,802	$15,888	$1,275	$31,690	$(21)

Average shares outstanding
Class A common stock	2,500	2,500	2,500	2,500	2,500
Class B common stock	24,000	24,000	24,000	24,000	24,000
Adjusted Shares	26,500	26,500	26,500	26,500	26,500

Adjusted EBITDA per share (Non-GAAP) (pre-tax)	$1.01	$1.01	$0.08	$2.02	$0.00

Adjusted net income per share (Non-GAAP) (after-tax)	$0.60	$0.60	$0.05	$1.20	$(0.00)